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                                                            Exhibit 21
                               CSX CORPORATION
                       SUBSIDIARIES OF THE REGISTRANT


As of December 30, 1994, registrant was the beneficial owner of 100 percent of the Common Stock of CSX Transportation Inc. (a Virginia corporation).

As of December 30, 1994, registrant was the beneficial owner of 100 percent of the Common Stock of Sea-Land Service Inc. (a Delaware corporation).

As of December 30, 1994, registrant was the beneficial owner of 100 percent of the Common Stock of CSX Intermodal Inc. (a Delaware corporation).

As of December 30, 1994, registrant was the beneficial owner of 100 percent of the Common Stock of American Commercial Lines Inc. (a Delaware corporation).

As of December 30, 1994, the other subsidiaries included in registrant's consolidated financial statements, and all other subsidiaries considered in the aggregate as a single subsidiary, did not constitute a significant subsidiary.



































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